Exhibit 99.77(q)(1)

ITEM 77Q-1 Exhibits

(e)(1)        Amended Schedule A dated November 2016 to the Amended and Restated Investment Management Agreements dated November 18, 2014, as amended and restated May 1, 2015 between Voya Series Fund, Inc. and Voya Investments, LLC – Filed herein.